UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2012

IMPERIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	001-35064	30-0663473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Park of Commerce Boulevard, Suite 301 Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (561) 995-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2012, Imperial Holdings, Inc. (“Imperial”), entered into a Non-Prosecution Agreement (“NPA”) with the United States Attorney’s Office for the District of New Hampshire (the “USAO”) relating to the previously disclosed USAO investigation of Imperial’s premium finance business.

Under the terms of the NPA, the USAO has agreed not to prosecute Imperial for any crimes related to Imperial’s involvement in the making of misrepresentations on life insurance applications in connection with its premium finance business and has agreed not to prosecute Imperial for any potential securities fraud claims related to its premium finance business.

In the NPA, Imperial acknowledged that, in connection with a portion of its retail operation that began in December 2006 and was discontinued in January 2009, in certain circumstances where Imperial employees were also licensed life insurance agents who wrote the underlying insurance policies, Imperial facilitated and/or made misrepresentations regarding premium financing on life insurance applications for elderly individuals and failed to take appropriate precautions to prevent other misrepresentations that may have been made on said life insurance applications by employees, prospective insureds and external agents and brokers.

As acknowledged in the NPA, Imperial has voluntarily agreed to terminate its premium finance business, and terminated certain senior sales staff associated with, and as described more particularly in Item 5.02 below accepted the resignation of a senior officer involved in, the premium finance business. Additionally, under the NPA Imperial has agreed to pay the United States $8.0 million, to cooperate fully with the USAO’s ongoing investigation and to refrain from and self-report criminal conduct. The NPA has a term of three years, but after two years Imperial may petition the USAO to forego the final year of the Agreement if it otherwise complies with all of its obligations under the NPA. The NPA does not require the appointment of a monitor.

The foregoing description is a summary and does not purport to be a complete description of the NPA. It is qualified in its entirety by reference to the NPA, which is attached hereto and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2012, Imperial entered into a Separation Agreement and General Release of Claims (the “Separation Agreement”) with Jonathan Neuman, a director of Imperial and Imperial’s president and chief operating officer. As part of the Separation Agreement, Mr. Neuman has resigned as a member of Imperial’s board of directors and as an employee of Imperial. The Separation Agreement calls for Imperial to pay Mr. Neuman a separation payment of $1.4 million, but in the event Mr. Neuman returns to Imperial as an employee or director, Mr. Neuman will be obligated to repay Imperial the separation payment, net of withholdings. The Separation Agreement does not include a covenant by Mr. Neuman to refrain from competing with Imperial, but does contain customary non-disparagement and non-solicitation provisions. The Separation Agreement provides releases by each party and also obligates Imperial to continue to indemnify Mr. Neuman for his legal expenses substantially in the same manner contemplated by the previously filed Executive Employment and Severance Agreement entered into as of September 29, 2010 (the “Existing Employment Agreement”) between Mr. Neuman and Imperial. In connection with the Separation Agreement, the Existing Employment Agreement and the Voluntary Leave of Absence dated as of January 27, 2012 between Mr. Neuman and Imperial have terminated.

The foregoing description is a summary and does not purport to be a complete description of the Separation Agreement. It is qualified in its entirety by reference to the Separation Agreement, which is attached hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

As a matter of course, Imperial does not provide financial information except as of the close of its fiscal year or quarter in connection with its periodic reporting obligations. However, in the context of the events described above under Items 1.01 and 5.02, Imperial’s management has furnished the following update:

Giving effect to the $8.0 million payment to the United States and the $1.4 million payment to Mr. Neuman described above, management estimates that the Company has cash and cash equivalents on the date of this Current Report on Form 8-K of approximately $58.0 million, inclusive of $0.7 million of restricted cash.

The foregoing estimate represents the most current information available to Imperial’s management and, as this is an intra-period estimate, will not be reflected in Imperial’s normal financial closing and financial statement preparation process. As a result, Imperial’s cash and cash equivalents at the end of the second quarter will be different from the estimate furnished above and that difference could be material. Additionally, Imperial’s independent registered public accountants have not compiled, examined or performed any procedures with respect to the foregoing estimate, nor have they expressed any opinion or any other form of assurance on such information, and assume no responsibility for the foregoing estimate.

On April 30, 2012, Imperial issued a press release announcing the signing of the NPA and the Separation Agreement. A copy of the press release is furnished as Exhibit 99.1 herewith.

Item 8.01 Other Events.

As previously disclosed in Imperial’s current report on Form 8-K, filed on February 21, 2012, the staff of the Division of Enforcement of the Securities and Exchange Commission is conducting an investigation (the “SEC Matter”) of Imperial to determine whether any violations of federal securities laws have occurred. Imperial is continuing to cooperate with the Securities and Exchange Commission in the SEC Matter, which is not resolved by entry into the NPA.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Non-Prosecution Agreement between Imperial Holdings, Inc. and the United States Attorney’s Office for the District of New Hampshire, dated April 30, 2012.

Exhibit 10.2	Separation Agreement and General Release of Claims between Imperial Holdings, Inc. and Jonathan Neuman, dated April 26, 2012.

Exhibit 99.1	Press release issued April 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 30, 2012

IMPERIAL HOLDINGS, INC.
(Registrant)

By:	/s/ Michael Altschuler
Michael Altschuler
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Non-Prosecution Agreement between Imperial Holdings, Inc. and the United States Attorney’s Office for the District of New Hampshire, dated April 30, 2012.

10.2	Separation Agreement and General Release of Claims between Imperial Holdings, Inc. and Jonathan Neuman, dated April 26, 2012.

99.1	Press release issued April 30, 2012.